Exhibit 99.1

Contact:	John Moran	FOR IMMEDIATE RELEASE
	(860) 728-7062	www.utc.com

UNITED TECHNOLOGIES ANNOUNCES ORGANIZATION
 AND LEADERSHIP CHANGES TO COMMERCIAL BUSINESSES

•	Otis Elevator and UTC Climate, Controls & Security to operate as separate business units
•	Philippe Delpech named Otis President; Robert J. McDonough named CCS President
•	New structure creates clear lines of authority and accountability, increases focus on customers and brands

            FARMINGTON, Conn., Sept. 10, 2015 – United Technologies Corp. (NYSE: UTX) today announced a new organizational structure to better serve customers by operating Otis Elevator and UTC Climate, Controls & Security as stand-alone businesses. Philippe Delpech will become President of Otis, and Robert J. McDonough will become President of CCS, which includes such brands as Carrier, Transicold, Kidde, Chubb and Edwards.

These appointments are effective immediately and both executives report directly to UTC President and Chief Executive Officer Gregory Hayes.

"As the world's largest supplier of commercial building systems, UTC has tremendous growth opportunities driven by global urbanization and an expanding middle class," Hayes said. "By creating clear lines of authority and accountability, this new organizational structure better positions Otis and CCS to capitalize on these opportunities with our innovative, energy-efficient products.

"As we refocus on the growth platforms of our business, this further evolution of our commercial organization will sharpen our focus on the distinct needs of Otis, CCS and our iconic brands, while retaining the revenue and cost synergies achieved through UTC Building & Industrial Systems," he added.

Delpech, who has been serving as Chief Operating Officer, Intercontinental Operations, for BIS, joined UTC in November 2000 as a vice president in Carrier's European business and has worked in multiple positions of increasing responsibility. McDonough, who has been serving as Chief Operating Officer, Americas, for BIS, joined UTC in 2007 after 15 years with Lennox International, where he was President and Chief Operating Officer of Worldwide Heating & Cooling as well as Executive Vice President of Lennox International.

"Both Philippe and Bob have outstanding qualifications and experience as senior executives of building systems businesses," Hayes said. "I have great confidence in their ability to serve customers and deliver shareholder value as they lead their respective companies into the future."

UTC BIS President and CEO Geraud Darnis, who in July announced his intention to retire, will continue with UTC through January 2016 to ensure a smooth transition of responsibilities with a key focus on continuing the successful delivery of integrated building systems to customers globally and particularly in emerging markets.

The UTC Building & Industrial Systems organization will transition over the rest of the year as UTC institutes ways to preserve the cost and revenue synergies achieved by BIS.

United Technologies Corp., based in Farmington, Connecticut, provides high-technology systems and services to the building and aerospace industries worldwide. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to the pending sale of  Sikorsky, or the terms, timing  or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected.  All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to the potential sale of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the industries in which we operate, including financial market conditions; fluctuations in commodity prices, interest rates and foreign currency exchange rates; levels of research and development spending; levels of end market demand in construction and in the aerospace industry; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions and similar transactions; challenges in the development and production of new products and services; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying risks and uncertainties that may materially affect results, see UTC's reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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